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                                                                   EXHIBIT 3(ii)

                                     BYLAWS

                                       OF

                              BANKNORTH GROUP, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. Registered and Other Offices. The registered office of Banknorth Group, Inc. (hereinafter called the "Corporation") in the State of Maine shall be at Two Portland Square, City of Portland, County of Cumberland. The Corporation also may have an office or offices and keep the books and records of the Corporation, in accordance with the laws of the State of Maine, at such other place or places either within or without the State of Maine as the Board of Directors of the Corporation (hereinafter called the "Board") may from time to time determine or the business may require. The principal office of the Corporation shall be located at Two Portland Square, Portland, Maine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation at Two Portland Square, Portland, Maine, or at such other place within or without the State of Maine as may from time to time be fixed by the Board.

         SECTION 2. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held either (i) at 10:00 A.M. on the fourth Tuesday of April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or
(ii) at such other time as the Board shall designate.

         SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board and shall be called by the Chairman of the Board, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding voting capital stock of the Corporation entitled to vote on the matter for which the meeting is called, voting together as a single class, provided that special meetings of shareholders also may be called in the manner specified in the Maine Business Corporation Act. (This Section, and the comparable provision in Article 8B of the Amended and Restated Articles of Incorporation of the Corporation (as the same may be amended or amended and restated from time to time, the "Articles of Incorporation"), which were formerly authorized by Section 603(4)(D) of Title 13-A of the Maine Revised Statutes, were in effect on July 1, 2003 and as a result they were grandfathered to the Corporation by Section 1701(3) of Title 13-C of the Maine Revised Statutes.)

         SECTION 4. Notices of Meetings. Written notice of the date, time and place of a meeting of shareholders and, in the case of a special meeting or when otherwise required by law, the purpose or purposes thereof, shall be given not less than 10 days nor more than 60 days before the date of the meeting by any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United Sates mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

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         When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if (i) the new date, time or place is announced at the meeting before adjournment and (ii) a new record date is not fixed for the adjourned meeting. If a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section 4 to persons who are shareholders as of the new record date.

         SECTION 5. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

         SECTION 6. Shareholders' List. Before each meeting of shareholders, the Secretary or the Clerk shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list also shall be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

         SECTION 7. Voting Group. All shares of one or more classes or series that under the Articles of Incorporation or the Maine Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the Maine Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.

         SECTION 8. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         SECTION 9. Adjournments. Whether or not a quorum is present at any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn. Subject to the provisions of Section 4 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed. Notice of any adjourned meeting of shareholders need not be given except as otherwise provided in Section 4 of this Article II.

         SECTION 10. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney-in-fact. Any appointment in the form of an electronic record that may be reproduced in paper form by an automated process and bears the shareholder's electronic signature, including a photocopy, telegram, cablegram, facsimile transmission or e-mail, shall be deemed a valid appointment form. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

         SECTION 11. Voting of Shares. Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

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         Except in the election of directors, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

         SECTION 12. Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are owned of record or beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 12. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Article II, Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

         At a special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or such other person or persons as are authorized to call special meetings of shareholders of the Corporation pursuant to Article II, Section 3 of these Bylaws.

         SECTION 13. Inspectors. For each meeting of shareholders, the Board shall appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board shall be unable to act or the Board shall fail to appoint such inspector(s), inspector(s) may be appointed at the meeting by the chairman thereof. No director or candidate for the office of director shall act as an inspector for the election of directors; and inspectors need not be shareholders but may be an officer or an employee of the Corporation. The inspector(s) appointed to act at any meeting of the shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector(s) at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and ballots; they shall receive votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine and announce the results, and otherwise see that the vote or election is conducted with fairness to all shareholders. Upon request of the person presiding at the meeting or of any shareholder entitled or claiming to be entitled to vote thereat, the inspector(s) shall report in writing on any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

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         SECTION 14. Conduct of Meeting and Order of Business. Unless determined otherwise by the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall act as chairman at all meetings of shareholders and the Secretary of the Corporation shall act as secretary at all meetings of shareholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted and limiting time allowed for discussion of the business of the meeting.

         SECTION 15. Informal Action. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting in the manner set forth in
Article 8C of the Articles of Incorporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 2. Number and Term of Office. The number of directors shall be determined by the Board in accordance with Article 7 of the Articles of Incorporation. Each director shall continue in office until the annual meeting of shareholders at which such director's term is to expire and until such director's successor shall have been elected and qualified, or until such director's death, resignation, disqualification or removal in the manner hereinafter provided.

         SECTION 3. Classification and Election. The Board of Directors shall be classified in accordance with the provisions of Article 7A of the Articles of Incorporation. Each class of directors shall be elected at the annual meeting of shareholders at which the term of their predecessors is to expire.

         SECTION 4. Qualifications. No person may be elected as a director who, at the time of his election, is over 72 years of age; provided that if any director shall reach 72 years of age during his term of office as director, such director shall serve as director only until the next annual meeting of shareholders of the Corporation next following his attainment of age 72.

         SECTION 5. Removal. The Board of Directors or any individual director may be removed from office only in accordance with the provisions of Article 7B of the Articles of Incorporation.

         SECTION 6. Vacancies. Any vacancies in the Board of Directors shall be filled in accordance with the provisions of Article 7C of the Articles of Incorporation.

         SECTION 7. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

         SECTION 8. Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote generally in an election of directors. However, any shareholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been timely given to the Clerk of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the

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Corporation not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         SECTION 9. Resignation. Any director may resign at any time by giving written notice to the Board, the Chairman or to the Secretary or the Clerk of the Corporation. Such resignation shall take effect upon receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 10. Lead Directors. The Board, by a majority vote of the non-employee directors who are present at a duly called meeting of the Board, shall elect one or more "lead directors," each of whom shall be designated as a Vice Chairman of the Board. The lead director(s) shall be responsible for coordinating the activities of the other non-employee directors, including establishing the agenda for and conduct of meetings of the non-employee directors, which shall occur not less than two times in any calendar year. The lead director(s) also shall have such responsibilities as may be required by applicable law and the listing standards of the New York Stock Exchange, Inc. and as may from time to time be assigned to the lead director(s) by the Board.

         SECTION 11. Liability of Directors. The personal liability of a director for monetary damages to the Corporation or its shareholders for an action taken or a failure to take an action as a director shall be eliminated to the fullest extent permitted by Section 202(2)(D) of Title 13-C of the Maine Revised Statutes, which is deemed to be included in the Articles of Incorporation, effective as of July 1, 2003, by Section 202(4) of Title 13-C of the Maine Revised Statutes.

                                   ARTICLE IV

                           MEETINGS AND ACTION OF THE
                            BOARD AND ITS COMMITTEES

         SECTION 1. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual election of directors, on the same day and at the same place at which such election is held or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all directors.

         SECTION 2. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday.

         SECTION 3. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by a majority of the Board, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer or the President.

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         SECTION 4. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Maine as the Board from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 5. Notice of Meetings. Regular meetings of the Board may be held without notice. The person or persons calling a special meeting of the Board shall, at least twenty-four hours before the meeting, give or cause to be given notice thereof by any usual means of communication, including electronic means. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

         SECTION 6. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting, unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. If an otherwise valid meeting of the Board is held without call or notice when a notice is required, any action taken at the meeting is deemed ratified by a director who did not attend unless, after learning of the action taken and of the impropriety of the meeting, the director makes prompt objection to the action taken.

         SECTION 7. Quorum. Unless the Articles of Incorporation or these Bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to the Articles of Incorporation shall constitute a quorum for the transaction of business at any meeting of the Board.

         SECTION 8. Manner of Acting. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         SECTION 9. Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon such director's arrival, to holding the meeting or to transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting or (iii) the director files written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 10. Telephonic Meetings. Any or all directors may participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 11. Organization. At each meeting of the Board, the Chairman of the Board or in his absence the President, or in his absence a director chosen by a majority of the directors present, shall act as chairman of such meeting and preside thereat, except as otherwise provided in Section 10 of Article III of these Bylaws. The Secretary, or in the absence of the Secretary any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof. At all meetings of the Board, business shall be transacted in the order and in the manner determined by the chairman of the meeting, subject to the approval of the Board.

         SECTION 12. Action without Meeting. Action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken and included in the minutes or filed with the corporate records.

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         SECTION 13. Committees of the Board. The Board shall create an
Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Human Resources Committee, and may create such other committees of the Board as it deems appropriate. The Board shall appoint members of the Board to serve on Board committees. The members of the Audit, Human Resources and Nominating and Corporate Governance Committees of the Board shall at all times meet the independence and other requirements of applicable law and the listing requirements of the New York Stock Exchange, Inc. The creation of a committee of the Board and appointment of members to it must be approved by the greater of (i) a majority of the number of directors in office when the action is taken or (ii) the number of directors required to take action pursuant to
Section 8 of Article III of these Bylaws. Each committee of the Board must have two (three in the case of the Audit Committee) or more members and, to the extent authorized by law and specified by the Board in the resolutions creating the committee and any applicable charter of the committee, shall have and may exercise all of the authority of the Board in the management of the Corporation. Each committee member shall serve at the pleasure of the Board. The provisions in these Bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this section. Members of a committee shall be entitled to receive such compensation for service thereon as may be determined by the Board and for the payment or reimbursement of any or all expenses incurred by them in connection with such service.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. Principal Officers. The principal officers of the Corporation shall be the Chairman of the Board, President, Treasurer, Secretary and Chief Auditor. Other officers of the Corporation may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person, but no individual may act in more than one capacity where action of two or more officers is required.

         SECTION 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be elected annually by the Board. Each officer, including any officer appointed in accordance with the provisions of Section 3 of this
Article V, shall hold office until the annual meeting of the Board held next after such officer's election or until such officer's successor shall have been duly chosen and qualified or until such officer's death, resignation or removal from office.

         SECTION 3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers and assistant officers and agents as it may deem necessary and prescribe the respective authority and duties of any such officer or assistant officer. Without limiting the foregoing, the Chief Executive Officer shall have authority to appoint and remove appointive officers, employees and agents and to prescribe their powers and duties and may authorize any other officer or officers to do so.

         SECTION 4. Bonds. The Board may by resolution require any officer, employee or agent of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of the applicable office or position, and to comply with such other conditions as may from time to time be required by the Board. Such bonds may be scheduled or blanket form and the premiums shall be paid by the Corporation.

         SECTION 5. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board, except as otherwise provided in Section 10 of Article III of these Bylaws. The Chairman shall perform such other duties as the Board may from time to time prescribe.

         SECTION 6. The President. In the absence or inability to act of the Chairman of the Board, the President shall, when present, act as ex officio chairman and shall preside at all meetings of the shareholders and the Board, except as otherwise provided in Section 10 of Article III of these Bylaws. The President may be designated by the Board as the Chief Executive Officer of the Corporation, and in such capacity shall have general charge of the business affairs and property of the Corporation. He shall have such other powers and perform such duties as is

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authorized by law and as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws.

         SECTION 7. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of shareholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or as may be prescribed in these Bylaws.

         SECTION 8. The Secretary. The Secretary shall attend the meetings of the shareholders and the Board and record minutes of the proceedings of such meetings in books kept for that purpose. The Secretary also shall have the responsibility for authenticating records of the Corporation and, to the extent permitted by applicable law, may perform any responsibility of the Clerk of the Corporation.

         SECTION 9. Officers Acting as Assistant Secretary. Any Senior Executive Vice President or Executive Vice President shall have, by virtue of such officer's office and by authority of these Bylaws, the authority from time to time to act as an Assistant Secretary of the Corporation and to such extent said officers are appointed to the office of Assistant Secretary.

         SECTION 10. The Chief Auditor. The Chief Auditor shall be the chief internal auditing officer of the Corporation. The Chief Auditor shall continuously examine the affairs of the Corporation and its subsidiaries and, in general, shall perform or cause to be performed all the duties incident to the office of chief internal auditing officer and such other duties as from time to time may be assigned to him by the Board or the Audit Committee of the Board. The Chief Auditor shall report to the Audit Committee of the Board.

         SECTION 11. The Clerk. In addition to the foregoing officers, the Board shall appoint a Clerk of the Corporation, who shall be a resident of the State of Maine. The Clerk shall perform the functions required by law, shall not be deemed an officer of the Corporation as a result of serving in such capacity and shall not be liable in that capacity for any liabilities of the Corporation, including without limitation debts, claims, taxes, fines or penalties. The Clerk shall keep, at the registered office of the Corporation or at another office of the Corporation to which he has ready access, in a book kept for such purpose, the records of all shareholders' meetings, including records of all votes and minutes of such meetings, as well as a list of shareholders entitled to vote at each meeting and the most recent list of shareholders. He may certify all votes, resolutions and actions of the shareholders and of the Board and its committees. He may give or cause to be given notice of all shareholders' and directors' meetings. He shall have custody of the corporate seal and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature.

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         SECTION 12. Resignation. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board or the President, or if such officer was appointed by an officer in accordance with Section 3 of this
Article V, by giving written notice to the officer who appointed such officer. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the Board, the Chairman of the Board, the President or the officer who appointed such officer, unless it shall be necessary to accept such resignation before it becomes effective, in which event the resignation shall take effect upon its acceptance by the Board, the Chairman of the Board, the President or the officer who appointed such officer. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 13. Removal. The principal officers designated in Section 1 of this Article V may be removed, either with or without cause, by vote of a majority of the number of directors then in office. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, either with or without cause, by a majority vote of the directors present at any meeting or by any officer upon whom such power of removal may be conferred by the Board.

         SECTION 14. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

         SECTION 15. Salaries of Officers. No officer of the Corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that such officer is also a director of the Corporation. The salaries of the officers of the Corporation, including such officers as may be directors of the Corporation, shall be fixed from time to time by the Board, except that the Board may delegate to any officer who has been given power to appoint subordinate officers, as provided in Section 3 of this Article V, the authority to fix the salaries or other compensation of any such officers appointed by him.

         SECTION 16. Contract Rights of Officers. The appointment of an officer does not itself create contract rights, and an officer's removal or resignation does not itself affect the officer's contract rights, if any, with the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 1. Indemnification. Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the Maine Business Corporation Act, provided that the Corporation shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action, suit or proceeding seeking indemnification from the Corporation hereunder.

         SECTION 2. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written undertaking by or on behalf of the director, officer, employee, agent, trustee, partner or fiduciary to repay such amount under the circumstances specified in the Maine Business Corporation Act and which otherwise meets the requirements of such Act. Such undertaking shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted by the Corporation without reference to financial ability to make the repayment.

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         SECTION 3. Other Rights and Remedies. The indemnification and entitlement to advances of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification hereunder may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought. (This Section, which was formerly authorized by Section 719(5) of Title 13-A of the Maine Revised Statutes, was in effect on July 1, 2003 and as a result it was grandfathered to the Corporation by Section 1701(3) of Title 13-C of the Maine Revised Statutes).

         SECTION 4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other entity, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article VI.

         SECTION 5. Coverage. The right to indemnification herein provided for shall apply to persons who are directors, officers, employees or agents of corporations or other entities that are merged or otherwise combined with the Corporation only after the effective date of such merger or other combination and only as to their status with and activities on behalf of the Corporation after such date.

         SECTION 6. Witness Fees. Nothing in this Article VI shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

         SECTION 7. Severability. In the event that any of the provisions of this Article VI (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this
Article VI shall remain enforceable to the fullest extent permitted by law.

         SECTION 8. Modification. The duties of the Corporation to indemnify and to advance expenses to any person provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or omission, or alleged act or omission, which took place prior to such amendment or repeal.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

         SECTION 2. Loans. The President, or any officer, employee or agent authorized by the President or by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as

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security for any such loans or advances. Such authority conferred by the Board or the President may be general or confined to specific instances, or otherwise limited.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes or other evidences of the Corporation shall be signed on behalf of the Corporation in such a manner as shall from time to time be determined by resolution of the Board.

         SECTION 4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

         SECTION 5. General and Special Bank Accounts. The Board or the President or any other officer designated by the Board or appointed by the President and authorized by the Board or the President may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as may be selected by the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                  ARTICLE VIII

                            SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Shares of capital stock of the Corporation may but need not be represented by certificates. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board. Certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or an Executive Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

         SECTION 2. Stock Transfer Books. The Corporation shall keep, or cause one or more stock transfer agents to keep, a book or set of books, to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of stock held by such shareholder. Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney authorized to effect such transfer by power of attorney duly executed, and upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates). All certificates surrendered and transferred shall be cancelled before new certificates for the transferred shares shall be issued. The Board may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

         SECTION 3. Lost, Stolen or Destroyed Certificates. The Corporation may authorize the issuance of a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost,

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stolen or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Corporation shall require that the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, give the Corporation a bond in such sum and with such surety or other security as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed, except where the Board or a duly authorized officer finds that the circumstances justify omission of a bond.

         SECTION 4. Date for Determining Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 5. Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

         SECTION 6. Transfer Agents and Registrars. The Board may, in its discretion, appoint one or more banks or trust companies to act as transfer agents and registrars of any class or series of the capital stock of the Corporation; and upon such appointments being made, no stock certificate relating to any such class or series shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 1. Distributions. The Board may from time to time authorize, and the Corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of the Articles of Incorporation.

         SECTION 2. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

         SECTION 4. Waiver of Notice. Whenever any notice is required to be given by these Bylaws, the Articles of Incorporation or by law, the person entitled thereto may in person, or in the case of a shareholder by his attorney thereunto duly authorized, waive such notice in writing, whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

         SECTION 5. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, any Vice President or the Secretary or any Assistant Secretary; provided, however, that where required, any such instrument

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shall be attested by one of such officers other than the officer executing such instrument. Any such instruments also may be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 5 are supplementary to any other provisions of these Bylaws.

         SECTION 6. Shares of Other Corporations. The Chairman, the President, a Vice Chairman, any Executive Vice President, any Vice President and the Secretary is each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to such officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized so to do by proxy or power of attorney duly executed by any such officer. Notwithstanding the foregoing, however, the Board, in its discretion, may designate by resolution the person to vote or represent shares of other corporations held by the Corporation.

         SECTION 7. Inspection of Records by Shareholders. A shareholder's right to inspect records of the Corporation is subject to Section 1602 of Title 13-C of the Maine Revised Statutes. The Corporation hereby reserves the right to restrict disclosure of records of the Corporation, as defined in Sections 1601 and 1602, or parts thereof to the extent that they include material, non-public information and/or are subject to confidentiality agreements or privacy or information security laws or regulations which prohibit their disclosure.

         SECTION 8. References to Gender. A reference in these Bylaws to one gender, masculine or feminine, includes the other, and the singular includes the plural and vice versa unless the context otherwise requires.

                                    ARTICLE X

                      EMERGENCY TRANSFER OF RESPONSIBILITY

         SECTION 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States, or the person performing his functions, which directly or severely affects the operations of the Corporation, the officers and employees of the Corporation will continue to conduct the affairs of the Corporation under such guidance from the directors as may be available except as to matters which by law or regulation require specific approval of the Board and subject to conformance with any applicable laws, regulations and governmental directives during the emergency.

         SECTION 2. Officers Pro Tempore. The Board shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Corporation, to delegate and prescribe such officer's powers and duties to any other officer, or to any director.

         In the event a national emergency or disaster prevents a quorum of the Corporation's directors from being readily assembled or otherwise prevents the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Corporation in accordance with the provisions of Articles III and IV of these Bylaws. If two members of the Executive Committee cannot be expeditiously located, then three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

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         SECTION 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Corporation, the President and/or the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board action, in order of title, and subject only to willingness and ability to serve, by the Senior Executive Vice President, Executive Vice President, Senior Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of President, Chief Executive Officer, Secretary or Treasurer, as applicable.

         SECTION 4. Certification of Authority. In the event of a national emergency or disaster which directly and severely affects the operations of the Corporation, anyone dealing with this Corporation shall accept a certification by the Secretary, the Clerk or any two officers of the Corporation that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Secretary or Treasurer in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Secretary, the Clerk or two officers of the Corporation.

         SECTION 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes or renders the Corporation's offices or facilities unserviceable, or which causes, or in the judgment of the Board or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Corporation shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

         SECTION 6. Amendments to Article X. At any meeting called in accordance with Section 2 of this Article X, the Board or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article X so as to make any provision that may be practical or necessary for the circumstances of the emergency.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws (including, without limitation, this Article XI) may be altered, amended or repealed or new Bylaws may be adopted only by the Board. (This Section, and the comparable provision in Article 8D of the Articles of Incorporation, which were formerly authorized by Section 601(4) of Title 13-A of the Maine Revised Statutes, were in effect on July 1, 2003 and as a result they were grandfathered to the Corporation by Section 1701(3) of Title 13-C of the Maine Revised Statutes.)

Amended on May 27, 2003.

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